SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 8.01. OTHER EVENTS.

On December 23, 2004, Charter Communications, Inc. ("Charter") completed the redemption of approximately $588 million principal amount of its 5.75% Convertible Senior Notes due October 2005, at 101.15% of principal amount, plus accrued and unpaid interest to the date of redemption. Charter had agreed to such redemption using a portion of the proceeds of its November 22, 2004 sale of approximately $862.5 million original principal amount of Convertible Senior Notes due 2009 at the time of such notes sale. The total cost of the redemption to Charter was approximately $601.1 million. A press release announcing the completion of the redemption is attached hereto as Exhibit 99-1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 8.01:

Exhibit Number	Description
99.1	Press release dated as of December 27, 2004.*

* furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: December 27, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated as of December 27, 2004.*

* furnished herewith